Exhibit 99.1

SCWorx Announces New Customer Service Agreement

Total Contract Value of $785,000

NEW YORK--(BUSINESS WIRE) - February 12, 2019-- SCWorx Corp. (f/k/a Alliance MMA, Inc.) (Nasdaq: WORX) announced today it was contracted by a prominent New England based acute care specialty hospital to provide its data governance and analytics suite of application solutions. The contract is for 3 years with an annual license and maintenance fee of $220,000 and a one-time consulting fee of $125,000, for a total initial contract value of $785,000. Of greater significance, the Hospital Group has agreed to become a Member of a larger group of prominent Healthcare Providers (representing in aggregate more than 150 Hospital based Providers) that are dedicated and energized to develop a first of its kind industry catalog of all things used in the service of patient delivery and hospital operations. Utilizing SCWorx’s health care focused data governance tooling along with SCWorx’s self-developed, proprietary tool, that, combined with machine-learning (AI) embedded code, creates the requisite Trans-Mutational Business LogicTM (TBLTM) that allows a Developed Catalog Item (item contains over 70 individual and unique attributes that deliver value to materials, finance and clinical teams) to be self-aware of its an environment and modify automatically to suit the unique and granular rigors of an individual end-user department, SCWorx and the hospitals involved (the Catalog Collaborative) are convinced that the ultimate catalog will not only address, but solve, many of the most complex business issues being faced by all Healthcare Providers today. The Company does not expect to incur any additional overhead resulting from this contract. The contract could be terminated after 2 years in limited circumstances and allows for up to 3 additional 1 year renewals.

“After an in-depth review by this specialty acute-care hospital located in New England, the SCWorx team is very excited to announce a 3 year service agreement for the delivery of an enterprise wide, data governance and analytics solution with this significant leader in the healthcare industry.” said Marc Schessel, CEO of SCWorx, “We greatly appreciate the confidence bestowed on our services and team to deliver enhanced data services and margin improvement solutions.  Our experience, focus and commitment in delivering critical data management services to healthcare providers will greatly benefit this hospital through enhanced efficiency, critical system interoperability, sustained long-term savings, and auditable margin improvement.”

 About SCWorx

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com